EXPLANATORY NOTE

Gateway Garage Partners LLC and 181 High Street LLC (together, the “Issuers”) have prepared this Form 1-A/A solely for the purpose of filing the Issuers’ non-public correspondence with the Securities and Exchange Commission as an exhibit to this Offering Statement.

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit
1.1	Engagement Letter with Independent Brokerage Solutions LLC*
1.2	Engagement Letter with LEX Markets LLC*
2.1	Certificate of Formation for Gateway Garage Partners LLC*
2.2	Certificate of Formation for 181 High Street LLC*
2.3	Form of Amended and Restated Operating Agreement for Gateway Garage Partners LLC*
2.4	Form of Amended and Restated Operating Agreement for 181 High Street LLC*
4.1	Form of Subscription Agreement*
6.1	Form of Contribution Agreement*
6.2	Form of Issuer Servicing Agreement*
6.3	Maine Medical Center License Agreement*
6.4	Eastland Park Hotel Parking Agreement*
6.5	Property Management Agreement*
11.1	Consent of Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)*
11.2	Consent of Winston & Strawn LLP (included in Exhibit 12.1)*
12.1	Opinion of Winston & Strawn LLP*
13.1	Testing the Waters materials*
15.1	Correspondence by or on behalf of the Issuers previously submitted pursuant to Rule 252 (d)**

*	Previously filed
**	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuers certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form 1-A and have duly caused this offering statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 10, 2020.

GATEWAY GARAGE PARTNERS, LLC

By:	/s/ Charles Follini
Name:	Charles Follini
Title:	President

181 HIGH STREET LLC

By:	/s/ Charles Follini
Name:	Charles Follini
Title:	President

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Follini his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-qualification amendments) to this offering statement together with all schedules and exhibits thereto under the Securities Act of 1933, as amended, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to this offering statement or any such amendment under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Follini	President	November 10, 2020
Charles Follini